Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2019 FOURTH QUARTER RESULTS

Despite a $42 Million Loss on Extinguishment of Debt, Pretax Income was Roughly Breakeven

Pretax Income, Excluding Loss on Extinguishment of Debt and Land Related Charges, was $45 Million

Total Revenues Increased 16% Year-over-Year

15% Year-over-Year Expansion in Consolidated Community Count

Consolidated Contracts Grew 34% Year-over-Year

MATAWAN, NJ, December 5, 2019 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2019.

RESULTS FOR the THREE-Month PERIOD and Year ENDED October 31, 2019:

●

Total revenues increased 16.1% to $713.6 million in the fourth quarter of fiscal 2019, compared with $614.8 million in the fourth quarter of fiscal 2018. For the year ended October 31, 2019, total revenues increased to $2.02 billion compared with $1.99 billion in the same period during the prior fiscal year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 14.5% for the fourth quarter of fiscal 2019 compared with 16.5% during the prior year’s fourth quarter. For the year ended October 31, 2019, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 14.2% compared with 15.2% last year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 18.9% for the fourth quarter of fiscal 2019 compared with 19.2% in the fourth quarter of fiscal 2018. Sequentially, on the same basis, gross margin increased 50 basis points from 18.4% in the third quarter of fiscal 2019. For fiscal 2019, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 18.1% compared with 18.4% in the previous fiscal year.

●

Total SG&A was $53.9 million, or 7.6% of total revenues, in the fourth quarter of fiscal 2019 compared `with $50.8 million, or 8.3% of total revenues, in the same quarter one year ago. For fiscal 2019, total SG&A was $233.1 million, or 11.6% of total revenues, compared with $228.8 million, or 11.5% of total revenues, in the prior fiscal year.

●

Interest incurred (some of which was expensed and some of which was capitalized) was $43.6 million for the fourth quarter of fiscal 2019 compared with $39.4 million in the same quarter one year ago. For the year ended October 31, 2019, interest incurred (some of which was expensed and some of which was capitalized) was $165.9 million compared with $161.0 million last year.

●

Income from unconsolidated joint ventures was $8.4 million for the quarter ended October 31, 2019 compared with $17.1 million in the fourth quarter of the previous year. For fiscal 2019, income from unconsolidated joint ventures was $28.9 million compared with $24.0 million in the same period a year ago.

●

Including a $42.4 million loss on early extinguishment of debt, loss before income taxes for the quarter ended October 31, 2019 was $0.6 million compared with income of $48.1 million during the fourth quarter of fiscal 2018. For fiscal 2019, the loss before income taxes was $39.7 million compared with income of $8.1 million during same period of fiscal 2018.

●

Income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt, was $44.5 million during the fourth quarter of fiscal 2019 compared with income before these items of $50.9 million in the fourth quarter of fiscal 2018. For fiscal 2019, income before income taxes, excluding land-related charges, joint venture write-downs and loss on extinguishment of debt, was $9.9 million compared with income before these items of $20.4 million during all of fiscal 2018.

●

Net loss was $1.8 million, or $0.30 per common share, in the fourth quarter of fiscal 2019 compared with net income of $46.2 million, or $7.75 per common share, during the same quarter a year ago. For fiscal 2019, net loss was $42.1 million, or $7.06 per common share, compared with net income of $4.5 million, or $0.73 per common share, in the same period during fiscal 2018.

●

Consolidated contracts per community increased 15.9% to 9.5 contracts per community for the fourth quarter of fiscal 2019 compared with 8.2 contracts per community in the fourth quarter of fiscal 2018. Contracts per community, including domestic unconsolidated joint ventures(1), increased 9.6% to 9.1 contracts per community for the quarter ended October 31, 2019 compared with 8.3 contracts per community, including domestic unconsolidated joint ventures, in last year’s fourth quarter.

●

The consolidated community count was 141 as of October 31, 2019. This was a 14.6% year-over-year increase from 123 communities at the end of the prior year’s fourth quarter. As of the end of the fourth quarter of fiscal 2019, community count, including domestic unconsolidated joint ventures, was 162 communities. This was a 14.1% year-over-year increase compared with 142 communities at October 31, 2018.

●

The number of consolidated contracts increased 34.0% to 1,345 homes, during the fourth quarter of fiscal 2019, compared with 1,004 homes during the fourth quarter of fiscal 2018. The number of contracts, including domestic unconsolidated joint ventures, for the fourth quarter ended October 31, 2019, increased 25.9% to 1,479 homes from 1,175 homes for the same quarter last year.

●

The number of consolidated contracts increased 14.3% to 5,340 homes, during the year ended October 31, 2019, compared with 4,671 homes in the previous fiscal year. During all of fiscal 2019, the number of contracts, including domestic unconsolidated joint ventures, was 5,976 homes, an increase of 7.8% from 5,543 homes during the same period in fiscal 2018.

●

For November 2019, consolidated contracts per community were 2.9 compared with 2.2 for the same month one year ago. During November 2019, the number of consolidated contracts increased 41.8% to 404 homes from 285 homes in November 2018.

●

The dollar value of consolidated contract backlog, as of October 31, 2019, increased 18.0% to $880.1 million compared with $745.6 million as of October 31, 2018. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of October 31, 2019, was $1.04 billion, an increase of 6.7% compared with $976.3 million as of October 31, 2018.

●

Consolidated deliveries were 1,709 homes for the fourth quarter of fiscal 2019, a 16.7% increase compared with 1,465 homes during the same quarter a year ago. For the quarter ended October 31, 2019, deliveries, including domestic unconsolidated joint ventures, increased 6.8% to 1,941 homes compared with 1,818 homes during the fourth quarter of fiscal 2018.

●

Consolidated deliveries were 4,946 homes in all of fiscal 2019, a 2.0% increase compared with 4,847 homes in the same period in fiscal 2018. For the year ended October 31, 2019, deliveries, including domestic unconsolidated joint ventures, decreased slightly to 5,713 homes compared with 5,758 homes in the same period of the prior fiscal year.

●

The contract cancellation rate for consolidated contracts was 21% for the fourth quarter of fiscal 2019 compared with 23% for the same quarter one year ago. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 22% for both the three months ended October 31, 2019 and the same quarter in fiscal 2018.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

Refinanced or Exchanged over $800 million of Debt and Extended Maturities:

●

The Company issued $350.0 million of 7.75% Senior Secured 1.125 Lien Notes due 2026 in part for cash and in part in exchange for, and cash payments made in connection with, the exchange of $221.0 million of existing 10% Senior Secured Notes due 2022 and $114.0 million of existing 10.5% Senior Secured Notes due 2024 and exchanged $99.6 million of existing 10.5% Senior Secured Notes due 2024 for $103.1 million of 11.25% Senior Secured 1.5 Lien Notes due 2026.

●

The Company also issued $282.3 million of 10.5% Senior Secured 1.25 Lien Notes due 2026, the net proceeds of which, together with cash on hand, were used to refinance its 9.5% Senior Secured Notes due 2020, 2.0% Senior Secured Notes due 2021, and 5.0% Senior Secured Notes due 2021.

●

Additionally, the Company entered into a $125.0 million 7.75% secured first lien revolver maturing in December 2022 to replace its prior 10.0% secured first lien revolver, which had revolving commitments terminating in December 2019.

Liquidity AND Inventory as of October 31, 2019:

●	Total liquidity at the end of the of the fourth quarter of fiscal 2019 was $275.9 million, which is above the $245 million upper end of our target range.

●	In the fourth quarter of fiscal 2019, approximately 2,400 lots were put under option or acquired in 35 communities, including unconsolidated joint ventures.

●	As of October 31, 2019, consolidated lots controlled totaled 29,378; which, based on trailing twelve-month deliveries, equaled a 5.9 years supply.

Comments from ManAGEMENT:

“The fourth quarter was illustrative of our efforts towards achieving our growth strategy. We experienced solid double-digit percentage gains in deliveries, total revenues, community count, contracts, backlog and contracts per community,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Our adjusted pretax profit of $45 million for the quarter beat consensus estimates and made us profitable on this basis for the full year. Our increased level of revenues and the resultant lower SG&A expense ratio for the fourth quarter demonstrate the benefits of leveraging our SG&A expenses with higher revenues. We are encouraged by the current housing environment and economic backdrop which we believe should allow us to execute on our objectives.”

J. Larry Sorsby, Chief Financial Officer and Executive Vice President commented, “During the fourth quarter, we took steps to significantly improve our capital structure and better position the Company to execute on our growth strategy. We successfully exchanged or refinanced over $800 million of debt. We eliminated all maturities until 2022 and pushed out over 50% of the debt maturing in 2022 and 2024. Additionally, we simplified the capital structure by creating a single collateral pool for all secured debt holders. The long-term benefits of extending our debt maturities far outweighed the short-term impact of the $42 million charge for the early extinguishment of debt. At the end of the fourth quarter, we had $276 million of liquidity, which enables us to continue to invest in new land to further our community count, revenues and profitability growth in the future.”

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2019 fourth quarter financial results conference call at 11:00 a.m. E.T. on Thursday, December 5, 2019. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss) income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net (loss) income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) income before income taxes. The reconciliation for historical periods of income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt to (loss) income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $131.0 million of cash and cash equivalents, $19.9 million of restricted cash required to collateralize letters of credit and $125.0 million of availability under the senior secured revolving credit facility as of October 31, 2019.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company; (5) the Company’s sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor including due to changes in trade policies, such as the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (10) reliance on, and the performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) increases in cancellations of agreements of sale; (13) fluctuations in interest rates and the availability of mortgage financing; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (17) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) geopolitical risks, terrorist acts and other acts of war; (24) loss of key management personnel or failure to attract qualified personnel; (25) information technology failures and data security breaches; (26) negative publicity; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
October 31, 2019
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Total revenues	$713,590	$614,811	$2,016,916	$1,991,233
Costs and expenses (1)	680,116	581,998	2,043,080	1,999,584
Loss on extinguishment of debt	(42,436)	(1,830)	(42,436)	(7,536)
Income from unconsolidated joint ventures	8,376	17,134	28,932	24,033
(Loss) income before income taxes	(586)	48,117	(39,668)	8,146
Income tax provision	1,221	1,939	2,449	3,626
Net (loss) income	$(1,807)	$46,178	$(42,117)	$4,520

Per share data:
Basic:
Net (loss) income per common share	$(0.30)	$7.75	$(7.06)	$0.73
Weighted average number of common shares outstanding (2)	5,982	5,957	5,968	5,941
Assuming dilution:
Net (loss) income per common share	$(0.30)	$7.34	$(7.06)	$0.72
Weighted average number of common shares outstanding (2)	5,982	6,077	5,968	6,072

(1)	Includes inventory impairment loss and land option write-offs.

(2)	For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
October 31, 2019
Reconciliation of income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt to (loss) income before income taxes
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
(Loss) income before income taxes	$(586)	$48,117	$(39,668)	$8,146
Inventory impairment loss and land option write-offs	2,687	318	6,288	3,501
Unconsolidated joint venture investment write-downs	-	601	854	1,261
Loss on extinguishment of debt	42,436	1,830	42,436	7,536
Income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt (1)	$44,537	$50,866	$9,910	$20,444

(1)  Income before income taxes excluding land-related charges, joint venture write-downs and loss on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (loss) income before income taxes.

Hovnanian Enterprises, Inc.
October 31, 2019
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Year Ended		Three Months Ended
	October 31,		October 31,		July 31, (3)
	2019	2018	2019	2018	2019
	(Unaudited)		(Unaudited)		(Unaudited)
Sale of homes	$692,146	$593,675	$1,949,682	$1,906,228	$467,849
Cost of sales, excluding interest expense and land charges (1)	561,284	479,762	1,596,237	1,555,894	381,906
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	130,862	113,913	353,445	350,334	85,943
Cost of sales interest expense, excluding land sales interest expense	27,556	15,563	70,520	56,588	18,824
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	103,306	98,350	282,925	293,746	67,119
Land charges	2,687	318	6,288	3,501	1,435
Homebuilding gross margin	$100,619	$98,032	$276,637	$290,245	$65,684

Gross margin percentage	14.5%	16.5%	14.2%	15.2%	14.0%
Gross margin percentage, before cost of sales interest expense and land charges (2)	18.9%	19.2%	18.1%	18.4%	18.4%
Gross margin percentage, after cost of sales interest expense, before land charges (2)	14.9%	16.6%	14.5%	15.4%	14.3%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Land and lot sales	$1,161	$3,772	$9,211	$24,277
Land and lot sales cost of sales, excluding interest and land charges (1)	1,150	2,951	8,540	10,661
Land and lot sales gross margin, excluding interest and land charges	11	821	671	13,616
Land and lot sales interest	-	42	205	4,097
Land and lot sales gross margin, including interest and excluding land charges	$11	$779	$466	$9,519

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

(3) Third quarter gross margin reconciliation is included because it is referenced in the “Results for the Three-Month Period and Year Ended October 31, 2019” section of the press release.

Hovnanian Enterprises, Inc.
October 31, 2019
Reconciliation of adjusted EBITDA to net (loss) income
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Net (loss) income	$(1,807)	$46,178	$(42,117)	$4,520
Income tax provision	1,221	1,939	2,449	3,626
Interest expense	50,299	38,824	160,781	163,982
EBIT (1)	49,713	86,941	121,113	172,128
Depreciation and amortization	1,230	836	4,172	3,156
EBITDA (2)	50,943	87,777	125,285	175,284
Inventory impairment loss and land option write-offs	2,687	318	6,288	3,501
Loss on extinguishment of debt	42,436	1,830	42,436	7,536
Adjusted EBITDA (3)	$96,066	$89,925	$174,009	$186,321

Interest incurred	$43,566	$39,431	$165,906	$161,048

Adjusted EBITDA to interest incurred	2.21	2.28	1.05	1.16

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
October 31, 2019
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$77,997	$67,510	$68,117	$71,051
Plus interest incurred	43,566	39,431	165,906	161,048
Less interest expensed	50,299	38,824	160,781	163,982
Less interest contributed to unconsolidated joint venture (1)	-	-	1,978	-
Interest capitalized at end of period (2)	$71,264	$68,117	$71,264	$68,117

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the company entered into in June 2019. There was no impact to the Consolidated Statement of Operations as a result of this transaction.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2019	October 31, 2018
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$130,976	$187,871
Restricted cash and cash equivalents	20,905	12,808
Inventories:
Sold and unsold homes and lots under development	993,647	878,876
Land and land options held for future development or sale	108,565	111,368
Consolidated inventory not owned	190,273	87,921
Total inventories	1,292,485	1,078,165
Investments in and advances to unconsolidated joint ventures	127,038	123,694
Receivables, deposits and notes, net	44,914	35,189
Property, plant and equipment, net	20,127	20,285
Prepaid expenses and other assets	45,704	39,150
Total homebuilding	1,682,149	1,497,162
Financial services	199,275	164,880
Total assets	$1,881,424	$1,662,042

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$203,585	$95,557
Accounts payable and other liabilities	320,193	304,899
Customers’ deposits	35,872	30,086
Liabilities from inventory not owned, net of debt issuance costs	141,033	63,387
Revolving and term loan credit facilities, net of debt issuance costs	201,528	201,389
Notes payable (net of discount, premium and debt issuance costs) and accrued interest	1,297,543	1,273,446
Total homebuilding	2,199,754	1,968,764
Financial services	169,145	143,448
Income taxes payable	2,301	3,334
Total liabilities	2,371,200	2,115,546

Equity:
Hovnanian Enterprises, Inc. stockholders' equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2019 and 2018	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 5,973,727 shares at October 31, 2019 and 5,783,858 shares at October 31, 2018	60	58
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 650,363 shares at October 31, 2019 and 649,673 shares at October 31, 2018	7	6
Paid in capital - common stock	715,504	710,349
Accumulated deficit	(1,225,973)	(1,183,856)
Treasury stock - at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at October 31, 2019 and 2018	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(490,463)	(453,504)
Noncontrolling interest in consolidated joint ventures	687	-
Total equity deficit	(489,776)	(453,504)
Total liabilities and equity	$1,881,424	$1,662,042

(1) Derived from the audited balance sheet as of October 31, 2018

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended		Years Ended
	October 31,		October 31,
	2019	2018	2019	2018

Revenues:
Homebuilding:
Sale of homes	$692,146	$596,675	$1,949,682	$1,906,228
Land sales and other revenues	1,971	4,732	13,082	31,650
Total homebuilding	694,117	598,407	1,962,764	1,937,878
Financial services	19,473	16,404	54,152	53,355
Total revenues	713,590	614,811	2,016,916	1,991,233

Expenses:
Homebuilding:
Cost of sales, excluding interest	562,434	482,713	1,604,777	1,566,555
Cost of sales interest	27,556	15,605	70,725	60,685
Inventory impairment loss and land option write-offs	2,687	318	6,288	3,501
Total cost of sales	592,677	498,636	1,681,790	1,630,741
Selling, general and administrative	36,310	32,883	166,784	159,202
Total homebuilding expenses	628,987	531,519	1,848,574	1,789,943

Financial services	10,446	9,003	36,525	35,128
Corporate general and administrative	17,572	17,960	66,364	69,632
Other interest	22,743	23,219	90,056	103,297
Other operations	368	297	1,561	1,584
Total expenses	680,116	581,998	2,043,080	1,999,584
Loss on extinguishment of debt	(42,436)	(1,830)	(42,436)	(7,536)
Income (loss) from unconsolidated joint ventures	8,376	17,134	28,932	24,033
(Loss) income before income taxes	(586)	48,117	(39,668)	8,146
State and federal income tax provision:
State	1,221	1,939	2,449	3,626
Federal	-	-	-	-
Total income taxes	1,221	1,139	2,449	3,626
Net (loss) income	$(1,807)	$46,178	$(42,117)	$4,520

Per share data:
Basic:
Net (loss) income per common share	$(0.30)	$7.75	$(7.06)	$0.73
Weighted-average number of common shares outstanding	5,982	5,957	5,968	5,941
Assuming dilution:
Net (loss) income per common share	$(0.30)	$7.34	$(7.06)	$0.72
Weighted-average number of common shares outstanding	5,982	6,077	5,968	6,072

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Three Months - October 31, 2019
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(NJ, PA)	Home	72	27	166.7%	112	44	154.5%	152	51	198.0%
	Dollars	$37,860	$16,044	136.0%	$70,650	$25,606	175.9%	86,557	30,496	183.8%
	Avg. Price	$525,833	$594,222	(11.5)%	$630,804	$581,955	8.4%	$569,454	$597,961	(4.8)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	181	159	13.8%	240	187	28.3%	343	296	15.9%
	Dollars	$86,296	$84,027	2.7%	$135,866	$99,493	36.6%	$193,387	$180,546	7.1%
	Avg. Price	$476,773	$528,472	(9.8)%	$566,108	$532,048	6.4%	$563,810	$609,953	(7.6)%
Midwest
(IL, OH)	Home	177	146	21.2%	232	222	4.5%	450	394	14.2%
	Dollars	$54,682	$44,167	23.8%	$68,714	$67,395	2.0%	$122,681	$107,149	14.5%
	Avg. Price	$308,938	$302,514	2.1%	$296,181	$303,581	(2.4)%	$272,624	$271,952	0.2%
Southeast
(FL, GA, SC)	Home	179	106	68.9%	193	185	4.3%	282	251	12.4%
	Dollars	$69,765	$41,126	69.6%	76,414	72,828	4.9%	$121,921	$108,137	12.7%
	Avg. Price	$389,749	$387,981	0.5%	$395,927	$393,665	0.6%	$432,344	$430,825	0.4%
Southwest
(AZ, TX)	Home	496	371	33.7%	621	554	12.1%	663	523	26.8%
	Dollars	$166,723	$123,485	35.0%	$213,089	$193,000	10.4%	$230,898	$180,854	27.7%
	Avg. Price	$336,135	$332,844	1.0%	$343,138	$348,375	(1.5)%	$348,261	$345,801	0.7%
West
(CA)	Home	240	195	23.1%	311	273	13.9%	301	311	(3.2)%
	Dollars	$102,460	$83,933	22.1%	$127,413	$135,353	(5.9)%	$124,700	$138,448	(9.9)%
	Avg. Price	$426,917	$430,426	(0.8)%	$409,688	$495,799	(17.4)%	$414,286	$445,170	(6.9)%
Consolidated Total
	Home	1,345	1,004	34.0%	1,709	1,465	16.7%	2,191	1,826	20.0%
	Dollars	$517,786	$392,782	31.8%	$692,146	$593,675	16.6%	$880,144	$745,630	18.0%
	Avg. Price	$384,971	$391,217	(1.6)%	$405,001	$405,238	(0.1)%	$401,709	$408,341	(1.6)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	134	171	(21.6)%	232	353	(34.3)%	259	361	(28.3)%
	Dollars	$80,126	$112,637	(28.9)%	$145,098	$248,733	(41.7)%	$161,807	230,682	(29.9)%
	Avg. Price	$597,955	$658,696	(9.2)%	$625,422	$704,626	(11.2)%	$624,737	$639,008	(2.2)%
Grand Total
	Home	1,479	1,175	25.9%	1,941	1,818	6.8%	2,450	2,187	12.0%
	Dollars	$597,912	$505,419	18.3%	$837,244	$842,408	(0.6)%	$1,041,951	$976,312	6.7%
	Avg. Price	$404,268	$430,144	(6.0)%	$431,347	$463,371	(6.9)%	$425,286	$446,416	(4.7)%

KSA JV Only
	Home	71	4	1,675.0%	-	11	(100.0)%	202	5	3,940.0%
	Dollars	$11,517	$719	1,501.8%	$-	$3,055	(100.0)%	$32,316	$1,000	3,131.6%
	Avg. Price	$162,211	$179,750	(9.8)%	$-	$277,725	(100.0)%	$159,982	$200,000	(20.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Fiscal Year - October 31, 2019
		Contracts (1)			Deliveries			Contract
		Years Ended			Years Ended			Backlog
		October 31,			October 31,			October 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(NJ, PA)	Home	293	131	123.7%	192	178	7.9%	152	51	198.0%
	Dollars	$172,950	$74,730	131.4%	$116,889	$96,012	21.7%	$86,557	30,496	183.8%
	Avg. Price	$590,273	$570,458	3.5%	$608,797	$539,393	12.9%	$569,454	$597,961	(4.8)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	728	640	13.8%	652	672	(3.0)%	343	296	15.9%
	Dollars	$385,862	340,963	13.2%	$356,674	$354,153	0.7%	$193,387	$180,546	7.1%
	Avg. Price	$530,030	$532,755	(0.5)%	$547,046	$527,013	3.8%	$563,810	$609,953	(7.6)%
Midwest
(IL, OH)	Home	736	674	9.2%	680	662	2.7%	450	394	14.2%
	Dollars	219,266	$204,487	7.2%	$203,734	$196,307	3.8%	$122,681	$107,149	14.5%
	Avg. Price	$297,916	$303,393	(1.8)%	$299,609	$296,536	1.0%	$272,624	$271,952	0.2%
Southeast
(FL, GA, SC)	Home	576	562	2.5%	545	596	(8.6)%	282	251	12.4%
	Dollars	$233,645	$225,703	3.5%	$219,860	$237,948	(7.6)%	$121,921	$108,137	12.7%
	Avg. Price	$405,634	$401,607	1.0%	$403,413	$399,242	1.0%	$432,344	$430,825	0.4%
Southwest
(AZ, TX)	Home	2,006	1,887	6.3%	1,866	1,873	(0.4)%	663	523	26.8%
	Dollars	$677,244	$640,604	5.7%	$627,201	$637,568	(1.6)%	$230,898	$180,854	27.7%
	Avg. Price	$337,609	$339,483	(0.6)%	$336,121	$340,399	(1.3)%	$348,261	$345,801	0.7%
West
(CA)	Home	1,001	777	28.8%	1,011	866	16.7%	301	311	(3.2)%
	Dollars	$411,577	$348,726	18.0%	$425,324	$384,240	10.7%	$124,700	$138,448	(9.9)%
	Avg. Price	$411,166	$448,811	(8.4)%	$420,696	$443,695	(5.2)%	$414,286	$445,170	(6.9)%
Consolidated Total
	Home	5,340	4,671	14.3%	4,946	4,847	2.0%	2,191	1,826	20.0%
	Dollars	$2,100,544	1,835,213	14.5%	$1,949,682	$1,906,228	2.3%	$880,144	$745,630	18.0%
	Avg. Price	$393,360	$392,895	0.1%	$394,194	$393,280	0.2%	$401,709	$408,341	(1.6)%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	636	872	(27.1)%	767	911	(15.8)%	259	361	(28.3)%
	Dollars	$398,476	$549,115	(27.4)%	$483,697	$584,561	(17.3)%	$161,807	230,682	(29.9)%
	Avg. Price	$626,535	$629,719	(0.5)%	$630,635	$641,670	(1.7)%	$624,737	$639,008	(2.2)%
Grand Total
	Home	5,976	5,543	7.8%	5,713	5,758	(0.8)%	2,450	2,187	12.0%
	Dollars	$2,499,020	$2,384,328	4.8%	$2,433,379	$2,490,789	(2.3)%	$1,041,951	$976,312	6.7%
	Avg. Price	$418,176	$430,151	(2.8)%	$425,937	$432,579	(1.5)%	$425,286	$446,416	(4.7)%

KSA JV Only
	Home	204	43	374.4%	7	73	(90.4)%	202	5	3,940.0%
	Dollars	$32,943	$7,630	331.8%	$1,627	$15,418	(89.4)%	$32,316	$1,000	3,131.6%
	Avg. Price	$161,485	$177,442	(9.0)%	$232,429	$211,205	10.0%	$159,982	$200,000	(20.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Three Months - October 31, 2019
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(unconsolidated joint ventures)	Home	47	64	(26.6)%	82	165	(50.3)%	76	114	(33.3)%
(excluding KSA JV)	Dollars	$33,054	$53,876	(38.6)%	$62,284	$135,768	(54.1)%	$63,680	$93,366	(31.8)%
(NJ, PA)	Avg. Price	$703,277	$841,813	(16.5)%	$759,561	$822,836	(7.7)%	$837,895	$819,000	2.3%
Mid-Atlantic
(unconsolidated joint ventures)	Home	11	13	(15.4)%	26	36	(27.8)%	21	24	(12.5)%
(DE, MD, VA, WV)	Dollars	$5,862	$9,303	(37.0)%	$15,816	$30,104	(47.5)%	$11,121	$18,839	(41.0)%
	Avg. Price	$532,909	$715,615	(25.5)%	$608,308	$836,222	(27.3)%	$529,571	$784,958	(32.5)%
Midwest
(unconsolidated joint ventures)	Home	4	11	(63.6)%	3	21	(85.7)%	3	9	(66.7)%
(IL, OH)	Dollars	$1,800	$6,716	(73.2)%	$1,400	$15,196	(90.8)%	$1,285	$6,076	(78.9)%
	Avg. Price	$450,000	$610,545	(26.3)%	$466,667	$723,619	(35.5)%	$428,333	$675,111	(36.6)%
Southeast
(unconsolidated joint ventures)	Home	31	40	(22.5)%	60	41	46.3%	88	122	(27.9)%
(FL, GA, SC)	Dollars	$16,611	$21,496	(22.7)%	$33,080	$20,159	64.1%	$47,678	$63,254	(24.6)%
	Avg. Price	$535,839	$537,400	(0.3)%	$551,333	$491,683	12.1%	$541,795	$518,475	4.5%
Southwest
(unconsolidated joint ventures)	Home	30	27	11.1%	40	59	(32.2)%	45	67	(32.8)%
(AZ, TX)	Dollars	$18,347	$15,498	18.4%	$24,793	$35,882	(30.9)%	$28,318	$40,465	(30.0)%
	Avg. Price	$611,567	$574,000	6.5%	$619,825	$608,169	1.9%	$629,289	$603,955	4.2%
West
(unconsolidated joint ventures)	Home	11	16	(31.3)%	21	31	(32.3)%	26	25	4.0%
(CA)	Dollars	$4,452	$5,748	(22.5)%	$7,725	$11,624	(33.5)%	$9,725	$8,682	12.0%
	Avg. Price	$404,727	$359,250	12.7%	$367,857	$374,968	(1.9)%	$374,038	$347,280	7.7%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	134	171	(21.6)%	232	353	(34.3)%	259	361	(28.3)%
	Dollars	$80,126	$112,637	(28.9)%	$145,098	$248,733	(41.7)%	$161,807	$230,682	(29.9)%
	Avg. Price	$597,955	$658,696	(9.2)%	$625,422	$704,626	(11.2)%	$624,737	$639,008	(2.2)%

KSA JV Only
	Home	71	4	1,675.0%	-	11	(100.0)%	202	5	3,940.0%
	Dollars	$11,517	$719	1,501.8%	$-	$3,055	(100.0)%	$32,316	$1,000	3,131.6%
	Avg. Price	$162,211	$179,750	(9.8)%	$-	$277,725	(100.0)%	$159,982	$200,000	(20.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Fiscal Year - October 31, 2019
		Contracts			Deliveries			Contract
		Years Ended			Years Ended			Backlog
		October 31,			October 31,			October 31,
		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change
Northeast
(unconsolidated joint ventures)	Home	235	281	(16.4)%	273	349	(21.8)%	76	114	(33.3)%
(excluding KSA JV)	Dollars	$183,450	$223,559	(17.9)%	$213,137	$278,085	(23.4)%	$63,680	$93,366	(31.8)%
(NJ, PA)	Avg. Price	$780,638	$795,584	(1.9)%	$780,722	$796,805	(2.0)%	$837,895	$819,000	2.3%
Mid-Atlantic
(unconsolidated joint ventures)	Home	37	75	(50.7)%	69	62	11.3%	21	24	(12.5)%
(DE, MD, VA, WV)	Dollars	$25,020	$59,967	(58.3)%	$49,083	$52,237	(6.0)%	$11,121	$18,839	(41.0)%
	Avg. Price	$676,216	$799,560	(15.4)%	$711,348	$842,532	(15.6)%	$529,571	$784,958	(32.5)%
Midwest
(unconsolidated joint ventures)	Home	16	39	(59.0)%	22	57	(61.4)%	3	9	(66.7)%
(IL, OH)	Dollars	$8,272	$25,807	(67.9)%	$13,063	$38,449	(66.0)%	$1,285	$6,076	(78.9)%
	Avg. Price	$517,000	$661,718	(21.9)%	$593,773	$674,544	(12.0)%	$428,333	$675,111	(36.6)%
Southeast
(unconsolidated joint ventures)	Home	153	203	(24.6)%	187	159	17.6%	88	122	(27.9)%
(FL, GA, SC)	Dollars	$82,141	$98,904	(16.9)%	$97,718	$72,460	34.9%	$47,678	$63,254	(24.6)%
	Avg. Price	$536,869	$487,212	10.2%	$522,556	$455,723	14.7%	$541,795	$518,475	4.5%
Southwest
(unconsolidated joint ventures)	Home	116	158	(26.6)%	138	148	(6.8)%	45	67	(32.8)%
(AZ, TX)	Dollars	$70,802	$93,501	(24.3)%	$82,948	$86,288	(3.9)%	$28,318	$40,465	(30.0)%
	Avg. Price	$610,362	$591,778	3.1%	$601,072	$583,027	3.1%	$629,289	$603,955	4.2%
West
(unconsolidated joint ventures)	Home	79	116	(31.9)%	78	136	(42.6)%	26	25	4.0%
(CA)	Dollars	$28,791	$47,377	(39.2)%	$27,748	$57,042	(51.4)%	$9,725	$8,682	12.0%
	Avg. Price	$364,443	$408,422	(10.8)%	$355,744	$419,426	(15.2)%	$374,038	$347,280	7.7%
Unconsolidated Joint Ventures (2)
(excluding KSA JV)	Home	636	872	(27.1)%	767	911	(15.8)%	259	361	(28.3)%
	Dollars	$398,476	$549,115	(27.4)%	$483,697	$584,561	(17.3)%	$161,807	$230,682	(29.9)%
	Avg. Price	$626,535	$629,719	(0.5)%	$630,635	$641,670	(1.7)%	$624,737	$639,008	(2.2)%

KSA JV Only
	Home	204	43	374.4%	7	73	(90.4)%	202	5	3,940.0%
	Dollars	$32,943	$7,630	331.8%	$1,627	$15,418	(89.4)%	$32,316	$1,000	3,131.6%
	Avg. Price	$161,485	$177,442	(9.0)%	$232,429	$211,205	10.0%	$159,982	$200,000	(20.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income (loss) from unconsolidated joint ventures”.